EXHIBIT 10.2

PROMISSORY NOTE

Term Note

This Promissory Note (the “Term Note”) dated as of June 20, 2014, is made by SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) in favor of EssigPR, Inc., a Puerto Rico corporation (the “Lender”).

1.

Promise to Pay. For value received, the Borrower promises to pay to the Lender the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000), at the times described below, together with interest thereon as described below.

2.

Interest. Borrower shall make quarterly interest payments, in arrears, to Lender at an annual interest rate of 9.5% computed on the basis of a 360-day year for the actual number of days elapsed on the unpaid principal balance.

3.

Payments. The Borrower shall pay the principal of this Note directly from the installment payments (the “Deferred Payments”) due to the Borrower from Mentor Graphics Corporation (“Mentor”) related to the sale of the CADRA product line pursuant to the Asset Purchase Agreement dated as of August 30, 2013 (the “APA”) between the Borrower and Mentor. The Deferred Payments due from Mentor are described as follows:

a.

$320,000 is due on October 18, 2014 and relates to a holdback of purchase price to ensure non-breach of the APA (net of any indemnity claims made under the APA); and

b.

Up to an additional $706,000 due in three installments on or before each of April 1, 2015, 2016 and 2017. The actual amount due on each payment date to be equal to 10% of the actual revenue generated by Mentor from the CADRA product line during Mentor’s fiscal years ended January 31, 2015, 2016 and 2017.

In the event that the total of the Deferred Payments received by Lender through April 1, 2017, are insufficient to fully satisfy all amounts due under this Term Note including principal and interest, the Borrower shall pay the remaining balance on April 1, 2017. In the event the Deferred Payments exceed the amounts due under this Term Note, the Lender shall refund to the Borrower any such excess amount received by the Lender.

4.

Prepayments. Borrower may prepay all or part of the principal of this Term Note at any time. Any partial prepayment will be applied to the installment or installments last falling due under this Term Note, and a partial prepayment shall not affect the amount or time of payment of preceding required installments.

5.

Manner and Place of Payments. Payments of principal and interest shall be paid in lawful money of the United States of America on the day when due, by wire transfer of immediately available funds to the account of Lender designated by it in writing. If any principal or interest payment under this Term Note shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest.

6.

Security. The Deferred Payments should be more than sufficient to fully satisfy the obligations due under this Term Note. Upon execution of this Term Note (the “Closing Date”) Borrower shall immediately notify Mentor that all Deferred Payments shall be remitted to an account designated by the Lender in writing to the Borrower. Within 30 days of the Closing Date, Borrower shall take all reasonable actions to negotiate an agreement with Mentor to assign the Deferred Payments to Lender. In the event whereby an agreement with Mentor for the assignment cannot be reached, the Lender and Borrower shall negotiate a reasonable alternative to provide Lender with collateral to secure the Term Note.

7.

Default and Acceleration. Each of the following shall be an event of default under this Term Note:

a.

a default in the payment of any installment of principal or interest under this Term Note that Borrower at any time owes to the Lender or in the payment of any other indebtedness or obligation that Borrower now or in the future owes to the Lender, as and when it shall be or become due and payable unless cured within five (5) business days of written notice from Lender;

b.

a default in the performance of any other obligation to Lender under this Term Note, or any other agreement that has been or in the future is entered into between Borrower and Lender unless cured within five (5) business days of written notice from Lender; or

c.

Borrower dissolves, becomes insolvent, or makes an assignment for the benefit of creditors.

On the occurrence and during the continuation of any event of default that has not been cured after written notice from Lender, all or any part of the indebtedness and all or any part of all other indebtedness evidenced by this Term Note and obligation then owing by Borrower to the Lender shall, at the option of the Lender, become immediately due and payable without notice or demand. If a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time begun by or against Borrower, then all such indebtedness shall automatically become immediately due and payable.

8.

Place and Application of Payments. Each payment on this Term Note shall be made at Lender’s address set forth above or any other place that the Lender directs in writing. Any payment on this Term Note shall be applied in the following order: first to any expenses (including expenses of collection) then due and payable to Lender under this Term Note, second to any accrued and unpaid interest, and third to the unpaid principal balance. If Borrower at any time owes the Lender any indebtedness or obligation in addition to the indebtedness evidenced by this Term Note, and if any indebtedness owed by Borrower to the Lender is then in default, then Borrower shall have no right to direct or designate the particular indebtedness or obligation on which any payment made by or collected from Borrower or other security shall be applied. Borrower waives any such right and agrees that the manner of application of any such payment, as between or among such indebtedness and obligations, shall be determined solely by the Lender.

9.

Setoff. The Lender shall have the right at any time to set off any indebtedness that Lender then owes to Borrower against any indebtedness evidenced by this Term Note that is then due and payable.

10.

Remedies. The Lender shall have all rights and remedies provided by law and by agreement of any Borrower, as well as any rights of a secured creditor under the Uniform Commercial Code. Any requirement of reasonable notice with respect to any sale or other disposition of collateral shall be met if the Lender sends the notice at least ten days before the date of sale or other disposition. Borrower shall reimburse the Lender for all expenses, including reasonable attorney fees and legal expenses that the Lender pays or incurs in protecting and enforcing the rights of and obligations to the Lender under any provision of this Term Note.

11.

Waivers. No delay by the Lender shall be a waiver of the exercise of any right or remedy. No single or partial exercise by the Lender of any right or remedy shall preclude any other or future exercise of that or any other right or remedy. No waiver by the Lender of any default or of any provision of this Term Note shall be effective unless it is in writing and signed by the Lender. No waiver of any right or remedy on one occasion shall be a waiver of that right or remedy on any future occasion.

Borrower waives demand for payment, presentment, notice of dishonor, and protest of this Term Note, waives all defenses based on suretyship or impairment of collateral, and consents to any extension or postponement of time of its payment, to any substitution, exchange, or release of all or any part of any security given to secure this Term Note, to the addition of any party, and to the release, discharge, waiver, modification, or suspension of any rights and remedies against any person who may be liable for the indebtedness evidenced by this Term Note.

12.

Applicable Law and Jurisdiction. This Term Note shall be governed by and interpreted according to the laws of the Commonwealth of Massachusetts and that any action or proceeding arising under this Term Note may be commenced in any federal or state court of the Commonwealth of Massachusetts sitting in the County of Suffolk.

EACH OF LENDER AND BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM (“CLAIM”) THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO THIS TERM NOTE OR THE INDEBTEDNESS EVIDENCED BY IT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED UPON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH ANY ACCELERATION, ENFORCEMENT, OR COLLECTION OF THIS NOTE OR SUCH INDEBTEDNESS.

BORROWER		LENDER
SofTech, Inc.		EssigPR, Inc.

By:	/s/ Joseph Mullaney	By:	/s/ Joseph P Daly

Its:	CEO	Its:	CEO

Date:	June 20, 2014	Date:	June 20, 2014